PRESS RELEASE


                              FOR IMMEDIATE RELEASE

Contacts:
Robert J. Brittain, President and CEO
Tel:(518) 842-7200
Fax:(518) 842-7500
Harold A. Baylor, Jr., Vice Pres., CFO, and Treas.
Tel:(518) 842- 7200
Fax:(518) 842-1688


       Ambanc Holding Co., Inc. Announces Regular Quarterly Cash Dividend


Amsterdam, N.Y., June 2, 1998 - Robert J. Brittain, President and Chief Executive Officer of Ambanc Holding Co., Inc. (NASDAQ - AHCI), today announced that the Company's board of directors, at their meeting held on May 22, 1998, declared a regular quarterly cash dividend of 6 cents per common share. The dividend will be paid on June 30, 1998, to shareholders of record as of June 15, 1998.

Ambanc Holding Co., Inc. is a unitary savings and loan holding company. The company's primary subsidiary, Amsterdam Savings Bank, F.S.B., operates twelve
(12) full-service banking offices in Montgomery (4), Saratoga (4), Fulton (1), Schenectady (1), and Albany (2) Counties in the Capital Region of upstate New York.





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